EXHIBIT 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in this Registration Statement of S&W Seed Company on Form S-3 of our report dated September 28, 2015 on the consolidated balance sheet of S&W Seed Company as of June 30, 2015 and the consolidated statements of operations, comprehensive (loss) income, stockholders' equity, and cash flows for the year then ended, and to the reference to us under the heading "Experts" in the prospectus.

/s/ Crowe Horwath LLP

San Francisco, California
December 17, 2015